UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

HTG MOLECULAR DIAGNOSTICS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

HTG MOLECULAR DIAGNOSTICS, INC.

3430 E. Global Loop

Tucson, Arizona 85706

SUPPLEMENT TO PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE RECONVENED ON SEPTEMBER 15, 2022

On July 7, 2022, HTG Molecular Diagnostics, Inc. (the “Company”) commenced distributing to its stockholders a Notice of Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). A copy of the Notice and Proxy Statement was filed with the Securities and Exchange Commission on July 7, 2022. On August 31, 2022, the Company mailed a letter to certain of its stockholders related to the adjournment of the Annual Meeting until September 15, 2022 and Proposal 2, which proposal is described in the Notice and Proxy Statement. A copy of the letter is set forth below.

*** 2022 ANNUAL MEETING ADJOURNED UNTIL SEPTEMBER 15, 2022 ***

PLEASE VOTE YOUR SHARES IMMEDIATLEY

August 31, 2022

Dear Fellow HTG Molecular Diagnostics, Inc. Stockholder:

As previously announced, the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) of HTG Molecular Diagnostics, Inc. (Nasdaq: HTGM), was adjourned until 1:00 p.m. Pacific Time on September 15, 2022 due to lack of quorum. As disclosed in our Current Report on Form 8-K and Proxy Supplement, both filed with the Securities and Exchange Commission (“SEC”) on August 18, 2022, we amended our bylaws to reduce the quorum requirement for all meetings of stockholders, including the 2022 Annual Meeting, from a majority of the stock outstanding and entitled to vote to one-third of the stock outstanding and entitled to vote. We believe this will facilitate the achievement of a quorum at the time the 2022 Annual Meeting reconvenes on September 15, 2022.

However, we still do not have sufficient votes to pass Proposal 2, the proposal to approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect, at the option of Board of Directors, a reverse stock split of our common stock at a ratio between 1-for-5 and 1-for-15, inclusive, as determined by our Board of Directors in its sole discretion.

The required vote is a majority of the shares of common stock outstanding on the record date, June 21, 2022. This is a high threshold, so your vote is VERY important no matter how many shares you own. If you have not yet voted on Proposal 2, please submit your proxy as soon as possible and before the 2022 Annual Meeting reconvenes on September 15, 2022.

Please refer to our definitive proxy statement and Schedule 14A, filed with the SEC on July 7, 2022 (the “Proxy Statement”), for additional information regarding Proposal 2. While our stock price closed above $1.00 for more than 10 consecutive business days in July 2022 and we regained compliance with Nasdaq’s Marketplace Rule 5550(a)(2) minimum bid price requirement, based on the current trading price of our common stock there remains an acute risk that we fall out of compliance with that rule. We urge you to read “Proposal 2” in the Proxy Statement, beginning on page 17, in its entirety before voting your shares. You should also read the Proxy Supplement filed with the SEC on August 18, 2022.

The fastest and easiest way to vote is by telephone or over the Internet. Instructions on how to vote your shares over the telephone or Internet are on the voting form enclosed with this letter.

WE URGE YOU TO VOTE TODAY

Thank you for your investment in HTG Molecular Diagnostics, Inc. and taking the time to vote your shares.

Sincerely,

Shaun McMeans

SVP, CFO & Secretary

[Enclosure]

[The enclosure referenced in the letter above is incorporated by reference to the definitive additional materials (DEFA 14A) filed by the Company with the Securities and Exchange Commission on July 7, 2022]

* * * * *

By Order of the Board of Directors

Shaun D. McMeans
Secretary
Tucson, Arizona
August 31, 2022